CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Siren Large Cap Blend Index ETF (the “Fund”), a series of shares of beneficial interest in Siren ETF Trust, and to the use of our report dated June 17, 2020 on the Fund’s financial statement as of June 9, 2020. Such financial statement appears in the Fund’s Statement of Additional Information.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania

June 17, 2020